Exhibit 99.1

KANBAY INTERNATIONAL REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

—Revenue of $74.5 million, up 39% year-over-year and 22% sequentially

—Company raises full-year revenue guidance

ROSEMONT, Ill – April 27, 2006— Kanbay International, Inc. (NASDAQ:KBAY), a global IT services firm focused on the Financial Services and Consumer & Industrial Products industry, today reported its financial results for its first quarter ended March 31, 2006.

First Quarter 2006 Highlights:

•                  Closed the acquisition of Adjoined Consulting on March 9th, earlier than expected (effective March 1st for accounting purposes)

•                  Revenue, before the acquisition and excluding the impact from the sale of the products business in May 2005, increased 26 percent year-over-year and 4 percent sequentially

•                  Consolidated revenue was $74.5 million

•                  Revenue, before a $10.8 million contribution from the Adjoined acquisition, rose to $63.6 million, up 19 percent year-over-year and 4 percent sequentially

•                  Diluted EPS of $0.20 for the quarter is net of $0.03 for stock option expense and a $0.01 reduction due to Adjoined activity for the month of March inclusive of amortization of intangibles, interest expense and integration costs

•                  A total of 22 new clients were added in the quarter

Commenting on the results, Raymond Spencer, Chairman and CEO of Kanbay, said, “The first quarter of 2006 was a historic one for Kanbay and all its stakeholders. We announced and closed, ahead of schedule, the transforming acquisition of Adjoined Consulting. We are witnessing, in these early days, enhanced competitive positioning and significant opportunities for accelerated future growth. Our combined Company now has almost 200 active clients with whom we have a proven ability to blend advisory and consulting services with deep technology expertise. Looking ahead, we see abundant opportunities to cross-sell our full-service offering to both existing and future customers.”

He added, “The quarter was especially positive given the performance in our core financial services business. Kanbay, on a stand-alone basis, signed 11 new clients in the quarter, the largest number of new clients wins in the last four quarters, and Adjoined signed an additional 11 new clients.

Spencer concluded, “We view Kanbay as being uniquely positioned in the marketplace. The transformational nature of the Adjoined acquisition is playing out to our high expectations and we are confident in the path we’ve chosen. Our focus and commitment has been sharpened through the integration process to date. We did not take our eye off the ball and we will not going forward. I believe our operating results in the first quarter and the tone of business in the second quarter demonstrates our early stage progress and the momentum the organization is building for the future.”

Financial Review

Bill Weissman, Kanbay’s Chief Financial Officer, added, “In the quarter, we continued to grow Kanbay’s business in line with our expectations for 25% top line growth. Excluding Adjoined and our product business divestiture in May 2005, total revenue grew 26% in the first quarter on a year-over-year basis. We added 964 technical associates and finished the quarter with over 5,600 technical associates globally. This positions us well to capitalize on robust demand in our vertical market segments. We expect strong growth in the second quarter, particularly from our third party clients”.

Weissman added, “Our relationship with HSBC remains exceptionally strong. Revenue from HSBC grew 25 percent from the year ago period and over 5 percent sequentially, reflecting a strong mix of current business initiatives.”

During the quarter, the Company reassessed the accounting classification of its business relationship with Morgan Stanley. “Based on Morgan Stanley’s current equity ownership,

its lack of board of directors representation and its current client concentration, the relationship with Morgan Stanley no longer qualifies as a related party based on GAAP and SEC guidelines,” Weissman added. “Consequently, the Company began classifying revenue from Morgan Stanley as third party revenue effective January 1, 2006. This change in classification is for accounting purposes only. Our business relationship with Morgan Stanley remains strong and fundamentally unchanged.”

As reported under the new classification, third party revenue increased 64 percent year-over-year and 47 percent sequentially. On a comparable basis, including Morgan Stanley as third party revenue in prior periods, revenue from third parties increased 26 percent year-over-year and 3 percent sequentially.”

Weissman commented, “We generated $15 million in cash from operating activities in the quarter. As expected, capital expenditures were high in the first quarter at $19 million as we near the completion of the first phase of our Hyderabad campus construction and our learning center in Pune, India. As previously announced, we secured a $125 million debt facility in the quarter in order to help fund the Adjoined acquisition and provide additional liquidity. We had $98 million outstanding on the debt facility and $80 million in cash and investments at the end of the quarter. We will continue to assess the appropriate balance of cash and debt that optimizes our liquidity and financial flexibility.”

Outlook and Guidance

Regarding the second quarter, for Kanbay on a stand-alone basis, the Company is targeting revenue of $68 million, an increase of 7 percent sequentially and 26 percent year-over-year.

The second quarter will be the first reporting period with a full quarter impact from Adjoined. Thus, the Company anticipates total consolidated revenues of $99 million in the second quarter. Based on Company performance to date and the impact of ten months of Adjoined revenue for the year, as opposed to our original assumption of nine months, Kanbay is increasing its full-year revenue guidance from at least $370 million to at least $385 million.

“The second quarter has typically been a high cost quarter for us,”  Weissman added, “First, we have annual salary increases becoming effective for a large portion of our organization on April 1st. Secondly, as was the case last year, we will incur the annual H1-B visa costs in the second quarter needed to support the business next year. The total impact of these items will be approximately $2.5 million in Q2.”  Thus for Kanbay, on a stand-alone basis, EPS guidance is $0.19, including a $0.04 impact from stock compensation expense.

Weissman added, “In addition, we will incur the largest portion of our integration costs in the second quarter. Integration costs will be more significant during these early months post-acquisition while we expect the synergy benefits of the transaction to ramp more meaningfully in the second half of 2006. Thus we anticipate consolidated EPS of $0.15 in the second quarter.”

The Company announced that for Kanbay, on a stand-alone basis, its full-year earnings guidance remains $0.88 per share on a fully diluted basis. Targeted full-year earnings guidance for Kanbay on a consolidated basis is unchanged at a range of $0.79 to $0.83 cents per share, fully diluted. The earnings range guidance reflects that a final determination of the valuation of intangibles associated with the acquisition and integration costs is pending in the second quarter. Weissman concluded, “We are maintaining our full-year guidance range despite funding the integration costs and additional dilution associated with closing the transaction earlier than anticipated.”

“The overall demand environment for IT services in our vertical markets remains very strong,” said Raymond Spencer. “Our core business remains strong and is growing, our integration plan is solid and being executed as we speak and our global associate team is highly motivated and excited about the opportunities at hand.”

Conference Call Details

Kanbay management will host a conference call on April 27, 2006, at 8:30 a.m. (ET) to discuss the Company’s results of operations for the second quarter. To participate in the call, domestic callers can dial (800) 659-1942 and international callers can dial (617) 614-271. The passcode for the conference call is 30854209. The conference call will also be webcast and accessible through Kanbay’s website at http://www.kanbay.com. Please access the website at least fifteen minutes prior to the call to register and download any required software. A replay of the conference call will be available for one week, until 11:00 a.m. (ET) on May 4, 2006, by dialing (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The passcode for the replay is 74168189. A webcast replay of the conference call will also be available through Kanbay’s website at http://www.kanbay.com.

About Kanbay

Founded in 1989, Kanbay International, Inc. (NASDAQ: KBAY) is a global IT services firm with more than 6,200 associates worldwide. Kanbay provides a highly-integrated suite of management consulting, technology integration and development, and outsourcing solutions through a proven global delivery platform to clients focused on Financial Services and Consumer & Industrial Products, as well as an emerging presence in the Communications & Media and Life Sciences industries. Kanbay is a CMM Level 5 assessed Company headquartered in greater Chicago with offices in North America and India, as well as London, Singapore, Hong Kong, Tokyo and Melbourne.

Forward-Looking Statements

This release contains statements relating to projections or future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any projections or future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” disclosure in our Annual Report on Form 10-K for the year ended December 31, 2005.

Presentation of Non-GAAP Financial Measures

In the text of this press release and the accompanying supplementary financial information, Kanbay presents revenue excluding the impact of the sale of the products business, the acquisition of Adjoined Consulting, and the inclusion of revenue from Morgan Stanley as Third Party Revenue, all of which are non-GAAP financial measures. The Company’s management uses revenue excluding the impact of these matters to evaluate the quarterly and annual growth in the services business. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ growth in their services business. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future growth in the services business in the same manner as management if they so chose. Reconciliation from revenue-to-revenue excluding the impact of the sale of the products business and Adjoined Consulting has been provided in the accompanying supplementary financial information.

Tables Follow

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Kanbay International, Inc.

Condensed Consolidated Statement of Income (Unaudited)

(dollars in thousands except per share amounts)

	Three months ended March 31
	2006	2005
Net revenues—related parties	$35,177	$33,240
Net revenues—third parties	39,278	20,220

Total revenues	74,455	53,460

Cost of revenues	41,995	28,097

Gross profit	32,460	25,363
Sales and marketing expenses	5,710	4,640
General and administrative expenses	13,979	8,609

Total selling, general and administrative expenses	19,689	13,249
Depreciation and amortization	3,518	1,908
Loss on sale of fixed assets	14	40

Income from operations	9,239	10,166
Other income
Interest income and other, net	131	332
Equity in earnings of affiliate	594	239

Total other income/	725	571

Income before income taxes	9,964	10,737
Income tax expense	2,392	2,530

Net income	7,572	8,207

Income available to common stockholders	$7,572	$8,207

Income per share of common stock
Basic	$0.21	$0.25
Diluted	$0.20	$0.22

Weighted average number of common shares outstanding	36,074,156	33,237,959
Weighted average number of common and dilutive shares outstanding	38,425,042	37,599,207

Kanbay International, Inc.

Condensed Consolidated Statement of Financial Position (Unaudited)

(In thousands)

	March 31, 2006	December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$24,638	$19,520
Short term investments	55,290	54,918
Trade accounts receivable	61,311	51,771
Other current assets	16,621	13,660
Total Current Assets	157,860	139,869
Property and equipment - net	64,747	45,745
Investment in affiliate	23,437	22,567
Goodwill and other intangible assets, net	164,512	9,295
Other assets	211	—
Total Assets	$410,767	$217,476
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$9,015	$3,878
Current portion of long term debt	5,000	—
Accrued and other current liabilities	33,591	24,360
Total Current Liabilities	47,606	28,238
Long term debt	93,000	—
Other non current liabilities	1,141	1,122
Total Non Current Liabilities	94,141	1,122
Total Liabilities	$141,747	$29,360
Stockholders’ Equity	269,020	188,116
Total Liabilities and Stockholders’ Equity	$410,767	$217,476

Kanbay International, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three Months ended March 31,
	2006	2005
Operating activities
Net income	$7,572	$8,207
Adjustments to reconcile net income to net cash provided by (used in) operating activities	4,755	1,841
Changes in operating assets and liabilities
Trade accounts receivable	7,598	(12,172)
Other assets	(171)	3,069
Trade accounts payable	709	(96)
Other liabilities	(5,858)	(10,237)
Net cash provided by (used in) operating activities	14,605	(9,388)
Investing activities
Additions to property and equipment	(19,112)	(3,770)
Purchase of businesses, net of cash acquired	(159,225)	(4,938)
Purchase of short term investments	(372)	(218)
Other investing activities	27	—
Net cash used in investing activities	(178,682)	(8,926)
Financing activities
Proceeds from issuance of long tem debt	98,000	—
Issuance of common stock	70,327	—
Proceeds from exercise of options and stock purchase plan and other	848	1,423
Net cash provided by financing activities	169,175	1,423
Effect of exchange rates on cash and cash equivalents	20	33
Increase (decrease) in cash and cash equivalents	5,118	(16,858)
Cash and cash equivalents at beginning of period	19,520	29,126
Cash and cash equivalents at end of period	$24,638	$12,268

Kanbay International, Inc.

Reconciliation from Revenue to Revenue Excluding Adjoined Consulting and the Impact of the Sale of the Products Business

(Unaudited)

(in thousands)

	Three months ended March 31
	2006	2005

Total revenues	$74,455	$53,460
Less: Adjoined Consulting	(10,806)	—
Less: Total revenues from products business	—	(2,880)

Total revenues excluding Adjoined and impact of sale of the products business	$63,649	$50,580

Kanbay International, Inc.

Reconciliation from Third Party Revenue to Third Party Revenue Excluding Adjoined Consulting

(Unaudited)

(in thousands)

Three months ended March 31
2006

Total Third Party revenues	$39,278
Less: Adjoined Consulting	(10,806)

Total Third Party revenues excluding Adjoined	$28,472

Kanbay International, Inc.

Reconciliation from Revenue to Revenue Including Morgan Stanley as Third Party Revenue

(Unaudited)

(in thousands)

	Three months ended
	December 31	March 31
	2005	2005

Total Third Party revenues	$19,347	$20,220
Less: Total revenues from products business	—	(2,880)
Add: Morgan Stanley Revenue	8,350	5,199

Total third party revenues including Morgan Stanley	$27,697	$22,539